Exhibit 99.1



        SHPI ANNOUNCES RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2004

  o Company achieves profitability ahead of schedule; Net income increases 154%
                          o Total revenues increase 54%


Bountiful, Utah - November 10, 2004 - Specialized Health Products International, Inc. (OTCBB: SHPI), a leader in the design and development of medical safety devices, today reported consolidated financial results for the third quarter and nine months ended September 30, 2004.

Third quarter highlights include:

o Achieves operating income profitability of $174 thousand or 11% of revenue
o Revenue increases 54% year-over-year and 24% sequentially to $1.6 million
o Product revenues improve 141% and operating expenses decrease 15% compared to same period last year
o Receives second patent for SecureLoc(TM) platform technology

Revenues for the third quarter of 2004 were $1.6 million, a sequential increase of 24% from the second quarter of 2004, and an increase of 54% from the $1.1 million recorded in the same period last year. Net income for the quarter increased 154% to $174 thousand compared to a net loss of $322 thousand for the third quarter of 2003. On a diluted earnings per share basis, the Company reached breakeven for the third quarter of 2004 compared to a loss of $(0.02) per diluted share for the third quarter of 2003.

The Company's revenues for the nine months ended September 30, 2004 increased 69% to $4.1 million, compared to $2.4 million in the same period in 2003. Net loss for the nine-month period was $286 thousand, or $(0.01) per diluted share, an improvement of 82% compared to a loss of $1.6 million, or $(0.09) per diluted share, in the same period last year.

"We are extremely pleased with our third quarter results, and that we were able to achieve net income profitability ahead of schedule," commented, Jeff Soinski, President and Chief Executive Officer. "We continued to significantly drive sales and achieved profitability even after investing approximately one-half of our total operating expense in research and development. Our strategy of building a portfolio of innovative medical devices, while maintaining careful control of our operating efficiencies, allowed us to attain our goal of profitability ahead of schedule. The investments we have made are providing increasing returns that benefit our customers, our shareholders and the company."

"We have developed a solid portfolio of innovative technology and are emerging as a leader in the design and development of medical safety devices," Soinski said. "We are in the early stages of experiencing the long-term benefits of our commercialized patented technologies and mining the relationships we have established with leading disposable medical products marketers and distributors."

Mr. Soinski continued, "We continue to focus on research and development and recently received our second patent on our latest medical platform technology SecureLoc(TM). This technology can be applied to a wide range of medical needles currently without a viable safety solution. In addition, we announced our second major product agreement on SecureLoc(TM), a worldwide development and OEM supply agreement with Tyco Healthcare for conventional and safety bone marrow biopsy needles. SecureLoc(TM) has many applications and we will continue to pursue the many sound business opportunities this technology offers."

"As we look to the fourth quarter of 2004 and beyond, we are very excited about our growing portfolio of innovative medical safety devices and look forward to reporting continued improvement in our operating performance," Mr. Soinski concluded.

SHPI will conduct a conference call to discuss third quarter 2004 financial results on Thursday, November 11, 2004, at 4:30 p.m. EST. Investors can listen to the conference call live by dialing (800) 230-1074 in the U.S. and (612) 332-0636 internationally. In addition, the call will be broadcast live over the Internet hosted at www.shpi.com under "Webcast" and will be archived online within one hour after completion of the call. A replay of the call will be available for one week after the event by dialing (800) 475-6701 in the U.S. and
(320) 365-3844 internationally and entering access code: 754338.

About Specialized Health Products International, Inc.
-----------------------------------------------------
SHPI is a leading designer and developer of proprietary safety medical needle products, designed to minimize the risk of accidental needlesticks, which are a leading cause of the spread of blood-borne diseases such as HIV/AIDS and hepatitis B and C. SHPI has two primary platform, patented safety needle technologies that apply to virtually all medical needles used today. SHPI manufactures and markets certain products under its own label. Other products are supplied to third parties on an OEM basis or licensed to leading manufacturers and marketers in the disposable medical products industry. For more information about SHPI, visit the company's web site at www.shpi.com.

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.


Contacts:
Specialized Health Products International, Inc.
Paul S. Evans
Tel: 801-298-3360
pevans@shpi.com

Integrated Corporate Relations, Inc.
John Mills
Tel: 310-395-2215
jmills@icr-online.com

Website:  www.shpi.com

                                      # # #

                            (Financial Tables Follow)

                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   (Unaudited)

          ASSETS                                                              September 30,         December 31,
                                                                                  2004                  2003
                                                                            ---------------       ---------------
Current assets:
   Cash and cash equivalents                                                $     2,040,353       $     2,405,626
   Accounts receivable                                                              815,613               727,615
   Inventory                                                                        319,171               199,044
   Prepaid expenses and other                                                        41,543               167,727
                                                                            ---------------       ---------------
     Total current assets                                                         3,216,680             3,500,012
                                                                            ---------------       ---------------

Property and equipment:
   Research and development machinery and equipment                                 361,984               359,525
   Office furniture and fixtures                                                    158,085               158,085
   Computer equipment and software                                                  199,698               200,177
   Leasehold improvements                                                           139,350               139,350
   Molds                                                                            201,090               201,090
   Manufacturing equipment                                                           75,440                69,326
   Construction-in-progress                                                         122,756                33,993
                                                                            ---------------       ---------------
                                                                                  1,258,403             1,161,546
   Less accumulated depreciation and amortization                                  (881,197)             (833,968)
                                                                            ---------------       ---------------
     Net property and equipment                                                     377,206               327,578
                                                                            ---------------       ---------------

Intangible assets, net                                                              266,116               235,585

Other assets                                                                         27,000                27,000
                                                                            ---------------       ---------------
                                                                            $     3,887,002       $     4,090,175
                                                                            ===============       ===============

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                         $       211,421       $       229,122
   Accrued liabilities                                                              333,322               318,819
   Accrual for patent litigation expenses, current portion                          650,000               650,000
   Deferred revenue, current portion                                                599,016               795,616
                                                                            ---------------       ---------------
     Total current liabilities                                                    1,793,759             1,993,557

Accrual for patent litigation expenses, net of current portion                      141,365               641,365

Deferred revenue, net of current portion                                             89,981               371,349

Deferred rent                                                                        12,702                11,929
                                                                            ---------------       ---------------

     Total liabilities                                                            2,037,807             3,018,200
                                                                            ---------------       ---------------

Stockholders' equity:
  Preferred stock, $.001 par value; 30,000,000 shares authorized,
    0 and 21,861,369 shares Series A outstanding, respectively                            -                21,861
  Common stock, $.02 par value; 70,000,000 shares authorized,
    41,055,348 and 17,831,479 shares issued and outstanding,
    respectively                                                                    821,107               356,630
  Additional paid-in capital                                                     38,123,270            37,502,557
  Accumulated deficit                                                           (37,095,182)          (36,809,073)
                                                                            ---------------       ---------------
     Total stockholders' equity                                                   1,849,195             1,071,975
                                                                            ---------------       ---------------
                                                                            $     3,887,002       $     4,090,175
                                                                            ===============       ===============

                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)


                                                            For the Three Months                  For the Nine Months
                                                             Ended September 30,                   Ended September 30,
                                                       --------------------------------     --------------------------------
                                                            2004            2003                 2004            2003
                                                       --------------------------------     --------------------------------
Revenue:
  Product sales and royalties                            $   1,173,564   $     823,626        $   3,074,351   $   1,772,833
  Technology fees and licenseing revenues                      198,906         196,428              596,718         579,240
  Development fees and related services                        247,866          29,421              391,639          49,896
                                                       --------------------------------     --------------------------------
  Total Revenue                                              1,620,336       1,049,475            4,062,708       2,401,969

Cost of revenues                                               378,034         136,979              817,683         338,716
                                                       --------------------------------     --------------------------------
Gross Profit                                                 1,242,302         912,496            3,245,025       2,063,253

Gross Profit Margin                                                77%             87%                  80%             86%

Operating Expenses:
  Research and Development                                     526,038         674,853            1,786,503       2,010,400
  Sales and Marketing                                          199,951         308,893              788,324         908,322
  General and Administrative                                   343,478         268,626              984,829         851,002
                                                       --------------------------------     --------------------------------
Total Operating Expense                                      1,069,467       1,252,372            3,559,656       3,769,724
                                                       --------------------------------     --------------------------------

Net Income (Loss) from Operations                              172,835        (339,876)            (314,631)     (1,706,471)

Other Income (Expense)                                           1,332          17,971               28,522          79,549
                                                       --------------------------------     --------------------------------

Net Income (Loss)                                        $     174,167   $    (321,905)       $    (286,109)  $  (1,626,922)
                                                       ================================     ================================